                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)
Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
     [ ]     Preliminary Proxy Statement
     [ ]     Confidential, for use of the Commission Only  (as permitted by
             Rule 14a-6(e)(2))
     [X]     Definitive Proxy Statement
     [ ]     Definitive Additional Materials
     [ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
             Section 240.14a-12

                               CLARUS CORPORATION
       __________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

       __________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.
       1)  Title of each class of securities to which transaction applies:

            ------------------------------------------------------------------

       2)   Aggregate number of securities to which transaction applies:

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       3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            ------------------------------------------------------------------

       4)   Proposed maximum aggregate value of transaction:

            ------------------------------------------------------------------

       5)   Total fee paid:

            ------------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1)   Amount Previously Paid:

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       2)  Form, Schedule or Registration Statement No.:

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

                            3970 Johns Creek Court
                            Suwanee, Georgia 30024

Dear Stockholder:

   You are cordially invited to attend the Annual Stockholders' Meeting (the "Meeting") of Clarus Corporation ("Clarus"), to be held at the Atlanta Athletic Club, 123 Bobby Jones Drive, Duluth, Georgia 30097 on Thursday, May 27, 1999 at 9:00 a.m., local time, notice of which is enclosed.

   The following proposals are to be presented at the Meeting: (i) to elect three directors to serve until the 2002 Annual Stockholders' Meeting; (ii) to ratify the selection of Arthur Andersen LLP as our independent public accountants for the year ending December 31, 1999; and (iii) to amend our 1998 Stock Incentive Plan to increase the number of shares of our common stock available for grant thereunder from 1,000,000 to 1,500,000 shares.

   The proposals listed above have been approved unanimously by your Board of Directors and are recommended by the Board to you for approval. Each member of the Board of Directors has agreed to vote all shares of Clarus common stock owned by such member in favor of the proposals.

   A plurality of our outstanding common stock present in person or represented by proxy at the Meeting will be required to elect three directors to serve until the 2002 Annual Stockholders' Meeting. The affirmative vote of a majority of Clarus' common stock present in person or represented by proxy will be required to approve the remainder of the proposals.

   We hope that you will be able to join us and let us give you a review of 1998. Whether you own a few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly.

   Thank you for helping us make our first year as a public company a success. We look forward to your continued support in 1999.

                                          Sincerely,

                                          /s/ Stephen P. Jeffery
                                          ------------------------------------
                                          Stephen P. Jeffery, Chairman of the
                                          Board, President
                                          and Chief Executive Officer

Atlanta, Georgia
April 23, 1999

                            3970 Johns Creek Court
                            Suwanee, Georgia 30024
                                (770) 291-3900

                    NOTICE OF ANNUAL STOCKHOLDERS' MEETING
                            TO BE HELD MAY 27, 1999

   Notice is hereby given that the Annual Stockholders' Meeting (the "Meeting") of Clarus Corporation ("Clarus") will be held at the Atlanta Athletic Club, 123 Bobby Jones Drive, Duluth, Georgia 30097 on Thursday, May 27, 1999 at 9:00 a.m., local time, for the following purposes:

   1. Election of Directors. The election of three nominees for Class I Directors of Clarus to serve until the 2002 Annual Stockholders' Meeting;

   2. Amendment to 1998 Stock Incentive Plan. The amendment of our 1998 Stock Incentive Plan to increase the number of shares available for grant thereunder from 1,000,000 to 1,500,000 shares;

   3. Ratification of Auditors. To ratify the selection of Arthur Andersen LLP as our independent public accountants for the year ending December 31, 1999; and

   4. Other Business. The transaction of such other business as may properly come before the Meeting, including adjourning the Meeting to permit, if necessary, further solicitation of proxies.

   A plurality of our outstanding common stock present in person or represented by proxy at the Meeting will be required to elect the Class I directors. The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy will be required to approve proposals 2 and 3 listed above. Only stockholders of record at the close of business on April 9, 1999 are entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof.

   The Board of Directors unanimously recommends that holders of our common stock vote "FOR" the proposals listed above.

   We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Meeting in person. You may revoke your proxy by filing with our Secretary an instrument of revocation or a duly executed proxy bearing a later date or by electing to vote in person at the Meeting.

                                     By Order of the Board of Directors

                                          /s/ Arthur G. Walsh, Jr.
                                          -----------------------------------
                                     Arthur G. Walsh, Jr., Secretary

Atlanta, Georgia
April 23, 1999

                               TABLE OF CONTENTS

Voting Information..........................................................   1
Election of Directors.......................................................   2
Executive Officers..........................................................   4
Stock Ownership of Directors and Executive Officers.........................   6
Executive Compensation......................................................   7
Stock Performance Graph.....................................................   9
Compensation Committee Report on Executive Compensation.....................   9
Certain Relationships and Related Transactions..............................  11
Proposal to Amend 1998 Stock Incentive Plan.................................  12
Ratification of Arthur Andersen LLP.........................................  15
Principal Stockholders......................................................  16
Section 16(a) Beneficial Ownership Compliance...............................  17
General Information.........................................................  17

                              PROXY STATEMENT FOR
                       1999 ANNUAL STOCKHOLDERS' MEETING

                              VOTING INFORMATION

Purpose

   This Proxy Statement is being furnished to the holders of our common stock in connection with the solicitation by and on behalf of our Board of Directors of proxies for use at the 1999 Annual Stockholders' Meeting, at which you will be asked to vote upon proposals to elect three directors to serve as Class I directors until our 2002 Annual Stockholders' Meeting, to approve an amendment to our 1998 Stock Incentive Plan to increase the number of shares available for grant under such plan from 1,000,000 to 1,500,000 shares, and to ratify the selection of Arthur Andersen LLP as our independent public accountants for the year ended December 31, 1999. The Meeting will be held at 9:00 a.m., local time, on May 27, 1999, at the Atlanta Athletic Club, 123 Bobby Jones Drive, Duluth, Georgia 30097.

   This Proxy Statement and the enclosed Proxy are first being mailed to stockholders on or about April 23, 1999.

Proxy Card and Revocation

   You are requested to promptly sign, date, and return the accompanying proxy card to us in the enclosed postage-paid envelope. Any stockholder who has delivered a proxy may revoke it at any time before it is voted by giving notice of revocation in writing or submitting to us a signed proxy bearing a later date, provided that such notice or proxy is actually received by us prior to the taking of the stockholder vote or by electing to vote in person at the Meeting. Any notice of revocation should be sent to Clarus Corporation, 3970 Johns Creek Court, Suwanee, Georgia 30024, Attention: Arthur G. Walsh, Jr., Corporate Secretary. The shares of our common stock represented by properly executed proxies received at or prior to the Meeting and not subsequently revoked will be voted as directed in such proxies. If instructions are not given, shares represented by proxies received will be voted FOR approval of the proposals. As of the date of this Proxy Statement, we are unaware of any other matter to be presented at the Meeting.

Who Can Vote; Voting of Shares

   Our Board of Directors has established the close of business on April 9, 1999, as the record date for determining our stockholders entitled to notice of and to vote at the Meeting. Only our stockholders of record as of the record date will be entitled to vote at the Meeting. A plurality of our outstanding common stock present in person or represented by proxy at the Meeting will be required to elect three directors to serve until the 2002 Annual Stockholders' Meeting. The affirmative vote of a majority of our outstanding common stock present in person or represented by proxy at the Meeting will be required to amend our 1998 Stock Incentive Plan, ratify the selection of Arthur Andersen LLP as our independent auditors for 1999, and approve any other proposals considered at the Meeting. Under certain circumstances, brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"). In such cases, and in cases where the stockholder abstains from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present but will not be included in the vote totals with respect to those matters and, therefore, will have no effect on the vote.

   As of the Record Date, there were 144 holders of record of shares of our common stock outstanding and entitled to vote at the Meeting, with each share entitled to one vote.

   The presence, in person or by proxy, of a majority of the outstanding shares of our common stock entitled to vote at the Meeting is necessary to constitute a quorum of the stockholders in order to take action at the meeting. For these purposes, shares of our common stock that are present, or represented by proxy, at the

Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any matter.

   Our directors and executive officers beneficially owned, as of the record date, 2,268,456 shares (or approximately 20.7% of the outstanding shares) of our common stock.

How You Can Vote

   You may vote your shares by marking the appropriate boxes on the enclosed proxy card. You must sign and return the proxy card promptly in the enclosed self-addressed envelope. Your vote is important. Please return your marked proxy card promptly so your shares can be represented, even if you plan to attend the Meeting in person.

                             ELECTION OF DIRECTORS

Number and Classification

   Our Board of Directors currently consists of seven directors. Our bylaws provide that our Board of Directors will consist of not less than two, nor more than seven members, the precise number to be determined from time to time by the Board of Directors. The number of directors has been set at seven by the Board. The seven members who comprise our Board of Directors are divided into three classes of directors: Class I directors, Class II directors and Class III directors, with each such class of directors serving staggered three-year terms.

Nominees

   We have selected three nominees that we propose for election to our Board as Class I directors. The nominees for Class I directors will be elected to serve a three year term that will expire at our 2002 Annual Stockholders' Meeting. The three nominees for our Class I directors are: Norman N. Behar, Mark A. Johnson and William S. Kaiser, all of whom are currently our directors. Proxies cannot be voted at the meeting for a greater number of persons than the number of nominees named.

   Each of the nominees has consented to being named in this Proxy Statement and to serve as a director of Clarus if elected. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than three nominees. A plurality of all votes cast at the meetings by the holders of our common stock is required for the election of the nominees standing for election. Our management has no reason to believe that any nominee will not serve if elected.

 The Board of Directors unanimously recommends that you vote FOR each nominee.

Board of Directors

   The following table sets forth the name and age of each of the three nominees for election as Class I directors and the remaining directors who will continue to serve on our Board of Directors, as well as his director classification and length of service on our board.

                                                          Director    Year First
      Name                                         Age Classification  Elected
      ----                                         --- -------------- ----------
   Norman N. Behar................................  35        I          1999
   Mark A. Johnson................................  46        I          1998
   William S. Kaiser..............................  43        I          1992
   Tench Coxe.....................................  40       II          1993
   Donald L. House................................  57       II          1993
   Stephen P. Jeffery.............................  43      III          1997
   Said Mohammadioun..............................  51      III          1998

Meetings and Committees of the Board

   Our Board of Directors held 14 meetings during 1998. Each director attended 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he served. Our Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. During 1998, the Board of Directors did not have a standing nominating committee, the functions of such a committee were reserved to the full Board of Directors.

   The Audit Committee presently consists of Messrs. Coxe and Kaiser. The Audit Committee has been assigned the principal functions of:

     .  appointing the independent auditors;

     . reviewing and approving the annual report of the independent auditors;

     .  approving the annual financial statements; and

     . reviewing and approving summary reports of the auditor's findings and recommendations.

The Audit Committee held one meeting during 1998.

   The Compensation Committee also presently consists of Messrs. Coxe and Kaiser. The Compensation Committee has been assigned the functions of approving and monitoring the remuneration arrangements for senior management and equity compensation awards under our stock-based plans. The Compensation Committee held eight meetings during 1998. In addition, the Stock Option Committee whose responsibilities were assumed by the Compensation Committee after May 26, 1998, held three meetings during 1998.

Director Compensation

   Directors who are not our employees (also referred to as "Outside Directors") currently include Messrs. Behar, Coxe, House, Johnson, Kaiser and Mohammadioun. Our Directors do not receive an annual retainer or any fees for attending regular meetings of the Board of Directors. Outside Directors may participate in our 1998 Stock Incentive Plan. Effective March 9, 1998, we granted to Mr. Mohammadioun an option to acquire 11,250 shares of our common stock at an exercise price of $8.00 per share. On June 2, 1998, Messrs. Coxe, House, Kaiser and Mohammadioun were each granted options to purchase 7,500 shares of our common stock at an exercise price of $7.63 per share. On July 1, 1998, we granted Mark A. Johnson options to purchase 18,750 shares of our common stock at an exercise price of $9.13 per share. Other than the option granted to Mr. Mohammadioun all options granted to our directors have an exercise price equal to the fair market value of our common stock on the date of grant. The options granted to our Outside Directors vest over a one-year period except that the option granted to Mr. Mohammadioun vested immediately.

                              EXECUTIVE OFFICERS

   The following table sets forth the name, age at February 15, 1999, and position of each executive officer.

   Name                       Age Positions
   ----                       --- ---------
                                  Chairman, President and Chief Executive
   Stephen P. Jeffery........  43 Officer
   Joseph E. Bibler..........  39 Vice President, Customer Services
   William M. Curran, Jr.....  36 Vice President, Sales and Marketing
                                  Vice President, Chief Financial Officer and
   William A. Fielder III....  40 Treasurer
   Sally M. Foster...........  44 Vice President, Operations
                                  Vice President, Strategy and Business
   Steven M. Hornyak.........  33 Development
   David A. Spicer...........  52 Vice President, Research and Development
                                  Vice President, Corporate Affairs and
   Arthur G. Walsh, Jr.......  51 Secretary

Our executive officers are elected by the Board of Directors and serve until their successors are duly elected and qualified. There is no family relationships among any of the executive officers or directors.

Biographies of Directors and Executive Officers

   Stephen P. Jeffery joined us in November 1994 as Vice President of Marketing and was elected Vice President of Sales and Marketing in June 1995. He was elected President in October 1995, a Director in October 1997, Chairman of the Board in December 1997 and Chief Executive Officer in February 1998. Prior to joining us, Mr. Jeffery was employed by Hewlett-Packard Company, where he served as the manager of Hewlett-Packard's client/server solutions and partner programs, as well as in a variety of sales and marketing management positions in the U.S. and Europe for 15 years. Mr. Jeffery also served in sales with International Business Machines ("IBM") prior to joining Hewlett-Packard.

   Joseph E. Bibler joined us in February 1997 as Vice President of Clarus Professional Services, L.L.C. (formerly SQL Financial Services, L.L.C.) (the "Services Subsidiary") and was elected President of our Services Subsidiary in February 1998. In January 1999 he was elected a Vice President of Clarus, responsible for customer services. Prior to joining us, Mr. Bibler spent 15 years with Andersen Consulting, most recently as an Associate Partner. At Andersen Consulting, he served in a variety of roles, including leadership of one of Andersen's regional software implementation practices.

   William M. Curran, Jr. joined us in February 1996 as a Regional Sales Manager for the Southern Region. In August 1997, Mr. Curran was elected Vice President of Sales for the Eastern region. In January 1999 he was elected Vice President, and is currently responsible for all sales and marketing. Prior to joining us, Mr. Curran was employed by Geac Computer Corp. Ltd (formerly Dun & Bradstreet Software) ("Geac") from November 1989 until February 1996 as a Senior Account Executive. From June 1984 until November 1989, Mr. Curran served in a variety of sales positions with Unisys Corporation.

   William A. Fielder III joined us in March 1998 as Chief Financial Officer and Treasurer. In January 1999 he was also elected Vice President. Prior to joining us, Mr. Fielder served as Vice President and Chief Financial Officer of Gray Communications Systems, Inc. from July 1993 to March 1998. From April 1991 to July 1993, Mr. Fielder served as Controller of Gray Communications Systems, Inc. which was the chief financial officer position of that company. From November 1984 to March 1991, Mr. Fielder was employed with Ernst & Young LLP where he served a variety of roles in the Columbus, Georgia, office, most recently as audit manager and computer auditor for a variety of clients in the Atlanta and West Georgia area.

   Sally M. Foster joined us in March 1997 as Vice President of Customer Service. In January 1999 she was elected Vice President, and is currently responsible for operations. Prior to joining us, Ms. Foster served in several positions at Geac from August 1988 until March 1997, most recently as Vice President/Director of Global Business Operations. From August 1985 until August 1988, Ms. Foster served as the Division Operations Manager for the General Motors Corporation, Electronic Data Systems Ltd. based in London, England.

   Steven M. Hornyak joined us in December 1994 as an Account Executive and was promoted in 1997 to Regional Sales Manager for the Northeast region. In August 1997, Mr. Hornyak was elected Vice President of Marketing. In January 1999, Mr. Hornyak was elected as Vice President and is currently responsible for strategy and business development. Prior to joining us, Mr. Hornyak served in a variety of sales and consulting roles for Oracle Corporation from June 1992 until December 1994. Prior to that, he was employed by Price Waterhouse in its management consulting services group.

   David A. Spicer joined us in August 1998 as Vice President of Development. In January 1999, he was elected Vice President, and is currently responsible for research and development. Prior to joining us, Mr. Spicer served as Vice President for Development for Arbor Software from February 1998 to July 1998. From April 1992 to February 1998, Mr. Spicer served as Vice President of Financial Application Development at Oracle Corporation.

   Arthur G. Walsh, Jr. joined us in November 1992 as Chief Operating Officer and Secretary. In October 1995, Mr. Walsh was elected Vice President of Customer Service and Operations and Secretary/Treasurer. From April 1997 to October 1997, he served as Vice President and Secretary/Treasurer. In October 1997, Mr. Walsh was elected Vice President of Human Resources and Secretary/Treasurer. From December 1997 until March 1998, he also served as acting Chief Financial Officer. In April 1998, Mr. Walsh was elected Vice President of Human Resources and Secretary, serving in that role until January 1999, when he was elected to his current positions of Vice President, responsible for corporate affairs, and Secretary. From September 1989 until November 1992, Mr. Walsh was Chief Operating Officer for Wilson & McIlvaine, a general business Chicago law firm, where he was responsible for overall management of the firm's business operations. Before that, he was employed with Andersen Consulting from July 1974 until September 1989, where he served in a variety of roles in Atlanta and Chicago, lastly as Director of Finance and Administration for the Technical Services Organization in Chicago World Headquarters.

   Norman N. Behar has served as an Executive Vice President of Clarus CSA, one of our wholly-owned subsidiaries, from November 1998 to March 31, 1999. Mr. Behar was appointed to our Board of Directors in January 1999. Prior to joining us and Clarus CSA, Mr. Behar served as President and Chief Executive Officer of ELEKOM Corporation. Prior to joining ELEKOM in January 1998, Mr. Behar served from January 1996 to December 1997 as President and Chief Executive Officer of Catapult, Inc., a provider of personal computer training services. From April 1991 to December 1995, Mr. Behar was Chief Operating Officer of Catapult, Inc.

   Tench Coxe has served as a member of our Board of Directors since September 1993. Mr. Coxe has served as a managing director of Sutter Hill Ventures, a venture capital company located in Palo Alto, California, since 1989. From 1984 to 1987, Mr. Coxe served as Director of Marketing and in other management positions with Digital Communications Associates. Mr. Coxe is currently on the Board of Directors of Edify Corporation and Nvidia Corporation and several privately held companies.

   Donald L. House has served as a member of our Board of Directors since January 1993. Mr. House served as our Chairman of the Board of Directors from January 1994 through December 1997, and as President and a Director from January 1993 through December 1993. From September 1991 until December 1992, Mr. House served as President of Prentice Hall Professional Software, Inc., a subsidiary of Simon and Schuster, Inc. From 1968 through 1987, Mr. House served in a number of senior executive positions with Management Science America, Inc. Mr. House is a director of Melita International Corporation, where he serves as Chairman of the Audit Committee and a member of the Compensation Committee, and is a director of Carreker-Antinori, Inc., where he is a member of its Audit Committee. Mr. House also serves as a member of the Board of Directors of BT Squared Technologies, Inc., Intellimedia Commerce, Inc., Telinet Technologies, LLC and TransNexus, LLC which are privately held companies.

   William S. Kaiser has served on our Board of Directors since November 1992. Mr. Kaiser joined Greylock Management Corporation, a venture capital company located in Boston, Massachusetts in 1986 and became a general partner in 1988. From 1983 to 1986, Mr. Kaiser served in a variety of marketing management positions with Apollo Computer, working primarily with Apollo's third-party suppliers. Mr. Kaiser is also on the Board of Directors of Open Market, Inc. and several privately held companies.

   Mark A. Johnson has served as a member of our Board of Directors since July 1998. Mr. Johnson has served as the Vice Chairman of CheckFree Corporation, a supplier of financial electronic commerce services, software and related products since 1997. He also serves on the Board of Directors of CheckFree Corporation. From 1982 to 1997 Mr. Johnson has served in various capacities with CheckFree including as President of its Business Services Division in 1996 and as Executive Vice President of Corporate Development of CheckFree Corporation from 1990 to 1996.

   Said Mohammadioun has served as a member of our Board of Directors since March 1998. Mr. Mohammadioun has served as Chairman and Chief Executive Officer of Synchrologic, Inc. since October 1996. From March 1995 to September 1996, he was a private investor in small technology companies.
Mr. Mohammadioun was Vice President of Lotus Development Corp. from December 1990 to February 1995.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth ownership of shares of our common stock by each director, nominee for director, and by each executive officer named in "Executive Compensation--Summary Compensation Table" on page 7, and by all executive officers and directors as a group, as of February 15, 1999.

                                                                             Number of
                                                                               Shares    Percentage of
                                                                            Beneficially  Common Stock
Name                                          Position                        Owned(1)   Outstanding(2)
----                                          --------                      ------------ --------------
Stephen P. Jeffery (3)..  Chairman, President and Chief Executive Officer      201,299         1.8%
William M. Curran, Jr.
 (4)....................  Vice President, Sales and Marketing                   23,100           *
Sally M. Foster (5).....  Vice President, Operations                            14,000           *
Steven M. Hornyak (6)...  Vice President, Strategy and Business Development     16,260           *
Arthur G. Walsh, Jr.
 (7)....................  Vice President, Corporate Affairs and Secretary       70,254           *
Norman N. Behar (8).....  Director                                             282,543         2.9
Tench Coxe (9)..........  Director                                             584,909         5.3
Donald L. House (10)....  Director                                              81,874           *
Mark A. Johnson (11)....  Director                                               5,625           *
William S. Kaiser (12)..  Director                                             992,006         9.1
Said Mohammadioun (13)..  Director                                              39,875           *
Directors and executive
 officers as a group
 (14 persons)...........                                                     2,357,989        21.5%

--------
 *  Less than one percent.
 (1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we include shares of common stock issuable by us pursuant to options held by the respective person or group which may be exercised within 60 days after February 15, 1999 ("Presently Exercisable Options"). Except as otherwise indicated, each beneficial owner named in the table has sole voting and investment power with respect to the shares set forth opposite such beneficial owner's name.
 (2) Presently Exercisable Options are deemed to be outstanding and to be beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.
 (3) Includes 131,999 shares subject to Presently Exercisable Options.
 (4) Consists of shares of common stock issuable upon the exercise of Presently Exercisable Options.
 (5) Includes 9,000 shares of common stock issuable upon the exercise of Presently Exercisable Options.
 (6) Consists of common stock issuable upon the exercise of Presently Exercisable Options.
 (7) Includes 7,500 shares of common stock issuable upon the exercise of Presently Exercisable Options.
 (8) Includes 15,000 shares of common stock issuable upon the exercise of Presently Exercisable Options.

 (9) Includes 5,625 shares of common stock issuable upon the exercise of Presently Exercisable Options and 559,157 shares of common stock held by Sutter Hill Ventures, a California Limited Partnership ("Sutter Hill") and its affiliates. Mr. Coxe, a member of our Board of Directors, is a managing director of the general partner of Sutter Hill and shares voting and investment power with respect to the shares of common stock held by Sutter Hill. Mr. Coxe disclaims beneficial ownership of the shares held by Sutter Hill and its affiliates, except as to the shares held of record in his name and as to his partnership interest in Sutter Hill.
(10)Includes 5,625 shares of common stock issuable upon the exercise of Presently Exercisable Options.
(11)Consists of common stock issuable upon the exercise of Presently Exercisable Options
(12) Includes 5,625 shares of common stock issuable upon the exercise of Presently Exercisable Options and includes 986,381 shares held by Greylock Limited Partnership, with which Mr. Kaiser is affiliated.
(13)Includes 16,875 shares of common stock issuable upon the exercise of Presently Exercisable Options.

                            EXECUTIVE COMPENSATION

   The following table provides certain summary information for 1998, 1997 and 1996 concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer and our other four most highly compensated executive officers during 1998 (the "Named Executive Officers").

                          Summary Compensation Table

                                                     Long-Term Compensation
                          Annual Compensation(1)             Awards
                         --------------------------- -----------------------
Name and Principal                                    Securities Underlying   All Other
Position                 Year Salary ($)   Bonus ($) Options Granted (#) (2) Compensation
------------------       ---- ----------   --------- ----------------------- ------------
Stephen P. Jeffery,
 President and.......... 1998  $240,672    $129,843          112,499               --
 Chief Executive Officer 1997   175,000(3)   92,621           75,000               --
                         1996   166,250(4)  139,535          112,500               --

William M. Curran, Jr.,
 Vice................... 1998   142,586     388,512           80,500               --
 President, Sales and
  Marketing              1997   111,748     197,910           45,000               --
                         1996    69,436     117,085           15,000               --

Steven M. Hornyak,
 Vice................... 1998   156,177      90,143           40,000               --
 President, Strategy and 1997   111,760     130,822           51,000           $53,394(5)
 Business Development    1996    67,500     151,262            6,300               --

Arthur G. Walsh, Jr.,
 Vice................... 1998   152,586      60,125              --                --
 President, Corporate    1997   150,900         --            30,000               --
 Affairs and Secretary   1996   150,000         --               --                --

Sally M. Foster, Vice... 1998   147,112      50,715              --                --
 President, Operations   1997   101,893      24,275           60,000               --
                         1996       --          --               --                --

--------
(1) In accordance with the rules of the SEC, the compensation set forth in the table does not include medical, group life insurance or other benefits, securities or property that do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table.
(2) We did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive payments during 1998, 1997 or 1996 to our executive officers. Options granted to the Named Executive Officers, other than the grant to Mr. Jeffery in 1998, were granted at fair market value on the date of grant as determined by the Board of Directors.
(3) Includes $14,583 in deferred compensation earned in 1996.
(4) Includes $51,214 in deferred compensation earned in 1995.
(5) Represents a one-time payment for relocation expenses.

Stock Options Grants, Exercises and Year End Values

   The following table provides certain information concerning individual grants of stock options made during 1998 to the Named Executive Officers.

                             Option Grants in 1998

                                                                                  Potential
                                                                             Realizable Value At
                                                                               Assumed Annual
                           Number of   % of Total                              Rates Of Stock
                          Securities    Options                              Price Appreciation
                          Underlying   Granted to                            For Option Term (1)
                            Options   Employees in Exercise Price Expiration -------------------
Name                      Granted (#) Fiscal Year  ($ Per Share)     Date       5%       10%
----                      ----------- ------------ -------------- ---------- -------- ----------
Stephen P. Jeffery......    112,499      11.21%        $ 4.83      02/05/05  $723,009 $1,210,460
William M. Curran, Jr...     40,500       4.03          10.00      05/26/05   164,876    384,230
                             40,000       3.98           9.13      07/21/05   176,876    385,056
Steven M. Hornyak.......     40,000       3.98           9.13      07/21/05   176,876    384,230
Arthur G. Walsh, Jr.....        --         --             --            --        --         --
Sally M. Foster.........        --         --             --            --        --         --

--------
(1) All options were granted pursuant to our 1992 Stock Option Plan or our 1998 Stock Incentive Plan at an exercise price not less than fair market value on the date of grant (other than the grant in February 1998 to Mr. Jeffery) as determined by the Board of Directors for grants prior to May 26, 1998, or based on our closing sales price as reported on NASDAQ for grants after May 26, 1998. Options vest in installments over a period of four years (other than the grant to Mr. Jeffery) with 20% of the options vested 12 months from the date of grant, 40% vested 24 months after the date of grant, 70% vested 36 months after the date of grant and 100% vested 48 months after the date of grant. The options expire seven years after the date of grant.
(2) Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the stock price on the date of grant appreciates at the specified annual rates of appreciation, compounded annually over the term of the option. These numbers are calculated based on rules promulgated by the SEC.

   The following table provides certain information concerning the options exercised in 1998 by the Named Executive Officers and the number and value of exercised and unexercised options held by the Named Executive Officers as of December 31, 1998.

                      Aggregated Option Exercises in 1998
                          And Year-End Option Values

                                                                                   Value of Unexercised
                                                Number of Securities Under-        In-the-Money Options
                           Number of    Dollar   lying Unexercised Options        at Fiscal Year End ($)
                             Shares     Value     at Fiscal Year End (#)                    (2)
                          Acquired on  Realized ------------------------------   -------------------------
          Name            Exercise (#)  ($)(1)                  Unexercisable    Exercisable Unexercisable
------------------------  ------------ -------- Exercisable     --------------   ----------- -------------
Stephen P. Jeffery......     67,500    $354,825         127,499          180,000  $166,574     $907,425
William M. Curran, Jr...        --          --           15,000          125,500    56,772      150,108
Steven M. Hornyak.......        --          --           14,610           85,390    58,050      163,731
Arthur G. Walsh, Jr.....        --          --            6,000           24,000    17,985       71,940
Sally M. Foster.........      3,000      39,000           9,000           48,000    20,970      143,880

--------
(1) Dollar values were calculated by determining the difference between the fair market value of the underlying securities on the date of exercise and the exercise price of the options.
(2) Dollar values were calculated by determining the difference between the fair market value of the underlying securities at December 31,1998 ($6.00 per share) and the exercise price of the options.

                            STOCK PERFORMANCE GRAPH

   Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on our common stock to the cumulative total return of the Russell 2000 Index and the Media General Financial Services Index for the period commencing on May 27, 1998, and ending December 31, 1998 (the "Measuring Period"). The graph assumes that the value of the investment in our common stock and each index was $100 on May 27, 1998. The yearly change in cumulative total return is measured by dividing (1) the sum of (i) the cumulative amount of dividends for each fiscal year, assuming dividend reinvestment, and (ii) the change in share price between the beginning and end of the Measuring Period, by (2) the share price at the beginning of the Measuring Period.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
              AMONG CLARUS, RUSSELL 2000 INDEX AND MG GROUP INDEX


                         [GRAPH APPEARS HERE]

                   05/27/98  06/30/98  07/31/98  08/31/98  09/30/98  10/31/98  11/30/98  12/31/98
S CORPOR            100.00    107.35    100.74     62.50     41.54     66.91     70.59     70.59
GROUP IND           100.00    119.61    115.42     97.47    115.66    110.40    126.12    142.41
ELL 2000 IN         100.00    100.21     92.10     74.21     80.02     83.29     87.55     92.83


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   During 1998, the Compensation Committee of the Board of Directors was comprised of two non-employee members of the Board. The Compensation Committee is responsible for

     .  setting our compensation philosophy and policies;

     .  establishing the compensation of our Chief Executive Officer, Stephen
  P. Jeffery; and

     . administering and awarding options and other awards under our stock incentive plans.

   Our compensation policies have been designed to align the financial interests of our management with those of our stockholders, and to take into account our operating environment and expectations for continued growth and enhanced profitability. Compensation for each of our executive officers consists of a base salary, an annual bonus based on an executive incentive plan which outlines revenue, profit and other financial goals for each quarter, and stock options. We do not currently provide executive officers with other long-term incentive compensation other than the ability to contribute their earnings to our 401(k) Plan.

   The Compensation Committee's current philosophy is that the predominate portion of an executive's compensation should be based directly upon the value of long-term incentive compensation in the form of cash bonuses and stock option awards. The Compensation Committee believes that providing executives with the opportunity to acquire significant interests in our growth and prosperity (through grants of stock options), while maintaining our base salaries at competitive levels, will enable us to attract and retain executives with the outstanding management abilities and entrepreneurial spirit which are essential to our success. Furthermore, the Compensation Committee believes that this approach to compensation motivates executives to perform to their full potential.

   At least annually, the Compensation Committee reviews salary recommendations for our executives and then approves such recommendations, with any modifications it considers appropriate. The annual salary recommendations for such persons are made under the ultimate direction of the Chief Executive Officer, based on total compensation packages for comparable companies in our industry, as well as evaluations of the individual executive's past and expected future performance. Similarly, the Compensation Committee fixes the base salary of the Chief Executive Officer based on its review of competitive compensation data from companies in our industry, the Chief Executive Officer's overall compensation package, and the Compensation Committee's assessment of his past performance and its expectation as to his future performance in leading Clarus.

   The Compensation Committee determined the annual bonus in 1998 to be paid to our Chief Executive Officer based upon our 1998 bonus plan which outlines certain revenue, profitability and other financial-related goals, as well as other criteria designed to assess the Chief Executive Officer's contribution to our performance.

   Stock options represent a substantial portion of compensation for our executive officers, including the Chief Executive Officer. Stock options typically are granted at the fair market value on the date of grant, and will only have value if our stock price increases. Generally, stock option grants vest in installments over a period of four years, with 20% of the options vesting 12 months from the date of grant, 40% vesting 24 months from the date of grant, 70% vesting 36 months after the date of grant, and 100% vesting 48 months after the date of grant (although certain special types of grants may vest either immediately or over a shorter period), and executives must be employed by Clarus at the time of vesting in order to exercise the options. In special circumstances, however, the Compensation Committee has authority to accelerate vesting or modify other restrictions on exercise. Grants of stock options generally are based upon the level of the executive's position and an evaluation of the executive's past and expected future performance. The Compensation Committee believes that dependence on stock options for a significant portion of an executive's compensation more closely aligns such executive's interests with those of our stockholders, since the ultimate value of such compensation is linked directly to stock price.

   The base salary paid to Mr. Jeffery is reviewed annually by the Compensation Committee and may be adjusted based on competitive compensation information available to the Compensation Committee, his overall compensation package and the Compensation Committee's assessment of his past experience and its expectation as to his future contributions in leading Clarus and our businesses. On February 5, 1998, the Compensation Committee reviewed the compensation of our Chief Executive Officer and increased the annual base salary of Mr. Jeffery from $175,000 to $225,000. On February 5, 1998, Mr. Jeffery was granted a stock option to purchase 112,499 shares of our common stock at a price of $4.83 per share. The increase in Mr. Jeffery's base salary was based on past performance and his appointment as our Chief Executive Officer in February 1998.

   The Compensation Committee evaluates our compensation policies and procedures with respect to executives on an ongoing basis. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of our stockholders and with our performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Clarus' performance.

   COMPENSATION COMMITTEE

     Tench Coxe
     William S. Kaiser

   Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

Compensation Committee Interlocks and Insider Participation

   Our Compensation Committee reviews and approves compensation and benefits for our key executive officers, administers our stock option plans and makes recommendations to the Board regarding such matters. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   During 1996 and 1997, McCall Consulting Group, Inc. ("MCG"), an entity owned by Technology Ventures, L.L.C. ("Tech Ventures") and controlled by our former Chief Executive Officer and director, Joseph S. McCall, provided to us:

     .temporary services by administrative employees;

     .   third-party consulting services in connection with several product development projects;

     .the lease of office equipment and office space in our prior headquarters facility; and

     .services in connection with the our sales process.

We paid MCG approximately $1.6 million and $1.4 million, respectively, during 1997 and 1996 for these services. In February 1998, we entered into an Independent Contractor Agreement with MCG providing for the performance of services by MCG for us and the assignment to us of the intellectual property rights associated with the performance of such services. In addition, in February 1998, we granted to Tech Ventures and MCG a royalty-free license to use our current products as well as certain of our future products, and agreed to provide to MCG without charge ongoing support services as long as Tech Ventures owns at least 100,000 shares of our common stock and has not modified the software. We may terminate this license agreement if a competitor acquires any interest in either MCG or Tech Ventures.

   On February 5, 1998, Tech Ventures sold its 20% interest in our Services Subsidiary to us in exchange for 225,000 shares of our common stock, a warrant to purchase an additional 300,000 shares of common stock at an exercise price of $3.67 per share and a non-interest bearing two-year promissory note in the principal amount of $1.1 million, giving us 100% ownership of the Services Subsidiary. We granted Tech Ventures certain registration rights and agreed to register in our initial public offering 497,700 shares of our common stock owned by Tech Ventures (comprised of 272,700 of the 450,000 shares originally issued to Tech Ventures in March 1995 and 225,000 shares issued on February 5,
1998) and to maintain the effectiveness of such registration for a period of two years. In addition, immediately prior to the purchase and sale, the Services Subsidiary distributed approximately $241,000 to Tech Ventures as their portion of accumulated unpaid profits earned by the Services Subsidiary prior to February 5, 1998. All of the material terms of the purchase were agreed upon by Tech Ventures and us in January 1998, including the number of shares to be issued to Tech Ventures. The transaction was approved by our Board of Directors and consummated on February 5, 1998.

   In February 1998, the Services Subsidiary also paid Tech Ventures approximately $33,000 as consideration for the termination of the Management Services Agreement entered into between the parties in March 1995, and Tech Ventures paid in full to the Services Subsidiary the remaining principal balance and accrued interest of approximately $33,000 due under the Tech Ventures Note.

   In February 1998, we entered into certain severance and related agreements with Joseph S. McCall in connection with his resignation as our Chief Executive Officer. In connection therewith, we paid Mr. McCall $225,000, severance in the amount of $75,000 payable over a one-year period beginning on May 26, 1998, and entered into an independent contractor agreement whereby Mr. McCall will serve as a consultant to us for one year for $125,000 in compensation, with the ability to earn an additional $100,000 in incentive compensation. Tech Ventures provided recruiting services to us from January 1996 through January 1997 in the amount of $339,302. In addition, pursuant to a Management Services Agreement, Tech Ventures received $25,000 for certain administrative services rendered to the Services Subsidiary during each of 1997 and 1996.

   We believe that all transactions set forth above were made on terms no less favorable to us than would have been obtained from unaffiliated third parties.

                  PROPOSAL TO AMEND 1998 STOCK INCENTIVE PLAN

Purpose and Operation of 1998 Stock Incentive Plan.

   In February 1998, the Board of Directors adopted and the stockholders approved, our 1998 Stock Incentive Plan (the "1998 Stock Incentive Plan"). As discussed below, the Board has proposed the 1998 Stock Incentive Plan be amended to increase the number of shares authorized for issuance under the Plan from 1,000,000 to 1,500,000 shares. Under the 1998 Stock Incentive Plan, the Board of Directors, or the Compensation Committee of the Board of Directors, has the flexibility to determine the type and amount of awards to be granted to eligible participants. The 1998 Stock Incentive Plan is intended to secure for us and our stockholders the benefits arising from ownership of our common stock by individuals we employ or retain who will be responsible for the future growth of the enterprise. The 1998 Stock Incentive Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with us (including advisory relationships where appropriate), and to provide individuals with an additional incentive to contribute to our success.

   The Board or the Compensation Committee may make the following types of grants under the 1998 Stock Incentive Plan, each of which is referred to as an "award": (i) incentive stock options ("ISOs"); (ii) nonqualified stock options ("NSOs"); (iii) restricted stock awards ("restricted stock awards"); (iv) stock appreciation rights ("SARs"); and (v) restricted units ("restricted units"). Our officers, key employees, employee directors, consultants and other independent contractors or agents who are responsible for or contribute to the management, growth or profitability of Clarus will be eligible for selection by the Board of Directors or the Compensation Committee to participate in the 1998 Stock Incentive Plan, provided, however, that ISOs may be granted only to a person we employ. As of April 23, 1999, the approximate number of persons in each class of participants were as follows: key employees (approximately 315 persons); employee directors (one person); nonemployee directors (six persons); and, no consultants or other independent contractors.

   We have authorized and reserved for issuance an aggregate of 1,000,000 shares of our common stock under the 1998 Stock Incentive Plan. The exercise price of an option is established by the Committee, and ISOs must have an option price at least equal to the fair market value at the time of grant. The Committee also may, in its discretion, determine if any payment is required in connection with restricted stock awards. The Committee also has authority to establish the other terms and conditions of awards, subject to the terms of the 1998 Stock Incentive Plan.

   As of February 28, 1999, options to purchase 845,512 shares of common stock were outstanding under the 1998 Stock Incentive Plan with exercise prices ranging from $3.50 to $10.00 per share and a weighted average exercise price of $7.24 per share. We have accelerated the vesting of certain options granted during January 1998 through March 1998 under the 1998 Stock Incentive Plan. The aggregate number of shares of common stock that may be granted through Awards under the 1998 Stock Incentive Plan to any employee in any calendar year may not exceed 200,000 shares. The shares of common stock or treasury shares issuable under the 1998 Stock Incentive Plan are authorized but unissued shares. If any of the Awards granted under the 1998 Stock Incentive Plan expire, terminate or are forfeited for any reason before they have been exercised, vested or issued in full, the unused shares subject to those expired, terminated or forfeited awards will again be available for grant under the 1998 Stock Incentive Plan. The 1998 Stock Incentive Plan will continue in effect until February 2008 unless sooner terminated under the provisions of the 1998 Stock Incentive Plan.

   The 1998 Stock Incentive Plan is administered by the Compensation Committee as delegated by the Board of Directors.

   The 1998 Stock Incentive Plan may be amended or terminated at any time by the Board, although stockholder approval is required if required by applicable law, rule or regulation, and the request of a recipient is required if his or her rights with respect to an outstanding award would be adversely affected by the amendment or termination. The 1998 Stock Incentive Plan also provides that the number of shares underlying the 1998 Stock Incentive Plan be adjusted in the event of a change in the shares of common stock as a result of a merger, consolidation, reorganization, a stock dividend or stock split or other similar change in the capital structure.

   As of April 9, 1999, the closing sales price of our common stock was $5.125.

Proposal to Increase Shares Issuable Under the 1998 Stock Incentive Plan

   On March 11, 1999, our Board adopted an amendment to the 1998 Stock Incentive Plan which would increase the number of shares of Clarus common stock issuable under the plan from 1,000,000 to 1,500,000 shares. As of February 28, 1999, 154,488 shares remained available for grant under the 1998 Stock Incentive Plan. A copy of the Amendment is attached hereto as Appendix A.

   In order for the 1998 Stock Incentive Plan to continue to provide an incentive for highly qualified individuals to serve or continue service with us, to more closely align the interests of such individuals with our stockholders, and to provide stock-based compensation comparable to that offered by other similar companies, our Board believes that the number of shares of common stock authorized for issuance should be increased as described herein.

   Except as proposed to be amended to increase the number of shares issuable under the plan, the 1998 Stock Incentive Plan would continue in effect in its current form. Our Board believes that the amendment to increase the number of shares available for issuance under the 1998 Stock Incentive Plan is necessary in order for the plan to continue to serve as a strong stock-based incentive for employees and other eligible individuals in service to Clarus in the future.

New Plan Benefits

   The amount of compensation that will be paid pursuant to the grant of awards under the 1998 Stock Incentive Plan in the current year to the following persons is not yet determinable due to vesting and other requirements. However, the following table sets forth the number of options that were granted in 1998 under the 1998 Stock Incentive Plan, at exercise prices ranging from $3.81 to $10.00 per share, to each of the following:

                           1998 Stock Incentive Plan
                               New Plan Benefits

             Name and Position               Dollar Value ($) Number of Shares
             -----------------               ---------------- ----------------
Stephen P. Jeffery, President and Chief
 Executive Officer..........................           --             --
William M. Curran, Jr., Vice President,
 Sales and Marketing........................    $  362,250         80,500
Steven M. Hornyak, Vice President, Strategy
 and Business Development...................       180,000         40,000
Arthur G. Walsh, Jr., Vice President,
 Corporate Affairs and Secretary............           --             --
Sally M. Foster, Vice President,
 Operations.................................           --             --
Executive officers group....................     1,746,000        388,000
Nonexecutive director group.................       303,750         67,500
Nonexecutive officer employee group.........     1,568,475        348,550

   The dollar value is based on a per share price of $4.50 (the closing sales price of our common stock as reported on the Nasdaq Stock Market on February 26, 1999).

Certain Federal Income Tax Consequences.

   The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the 1998 Stock Incentive Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to Clarus. The provisions of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

   Incentive Stock Options. Incentive stock options granted under the 1998 Stock Incentive Plan are intended to qualify as incentive stock options under
Section 422 of the Code. Pursuant to Section 422, the grant and exercise of an incentive stock option will generally not result in taxable income to the optionee (with the possible exception of alternative minimum tax liability) if the optionee does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the optionee has continuously been an employee of Clarus or a related corporation from the date of grant to three months before the date of exercise (or 12 months in the event of death or disability). We will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive stock option. Upon the disposition of shares acquired pursuant to exercise of an incentive stock option, the optionee will be taxed on the amount by which the amount realized upon such disposition exceeds the option exercise price, and such amount will be treated as long-term capital gain or loss. If the holding period requirements for incentive stock option treatment described above are not met, the option will be treated as a nonqualified stock option.

   Pursuant to the Code and the terms of the 1998 Stock Incentive Plan, in no event can there first become exercisable by an optionee in any one calendar year incentive stock options granted by Clarus or any related corporation with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive stock option exceeds the foregoing limitation, it will be treated for all purposes under the 1998 Stock Incentive Plan as a nonqualified stock option. In addition, no incentive stock option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of Clarus or a related corporation (unless certain requirements are met, including an option exercise price greater than or equal to 110% of the fair market value of the shares and an option period of five years or less).

   Nonqualified Stock Options. If an optionee receives a nonqualified stock option, the difference between the market value of the stock on the date of exercise and the option exercise price will constitute taxable ordinary income to the optionee on the date of exercise. Clarus will be entitled to a deduction in the same year in an amount equal to the income taxable to the optionee. The optionee's basis in shares of our common stock acquired upon exercise of an option will equal the option exercise price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the optionee will be taxed as a capital gain or loss to the optionee, and will be long-term capital gain or loss if the optionee has held the stock for more than one year at the time of sale.

   Pursuant to the terms of the 1998 Stock Incentive Plan, we will require any recipient of shares of our common stock pursuant to exercise of a nonqualified stock option to pay us in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by us to such authority for the account of such recipient.

   The affirmative vote of a majority of the outstanding shares of our common stock represented in person or by proxy at the meeting is necessary for the approval of the amendment to the 1998 Stock Incentive Plan. Any shares not voted (whether by absence, broker nonvote or otherwise) will have no effect.

   The Board of Directors recommends that the stockholders vote FOR the proposed amendment to the 1998 Stock Incentive Plan.

Other Stock Incentive Plans

   SQL 1992 Stock Plan. In addition to our 1998 Stock Incentive Plan, we have the SQL 1992 Stock Plan. We adopted the SQL 1992 Stock Plan (the "1992 Stock Option Plan") on November 22, 1992. The aggregate number of shares reserved for issuance under the 1992 Stock Option Plan is 1,633,938 shares. As of February 28, 1999, options to purchase 1,362,881 shares of common stock were outstanding under the 1992 Stock Option Plan at exercise prices ranging from $0.67 to $10.00 per share and a weighted average exercise price of $3.01 per share. Options granted under the 1992 Stock Option Plan generally vest in installments over a period of four years with 20% of the options vesting 12 months from the date of grant, 40% vesting 24 months from the date of grant, 70% vesting 36 months from the date of grant and 100% vesting 48 months after the date of grant. We have accelerated the vesting of options granted from January through March 1998 under the 1992 Stock Option Plan. As of February 28, 1999, 251,471 shares of common stock have been issued pursuant to the exercise of options granted under the 1992 Stock Option Plan. The purpose of the 1992 Stock Option Plan is to provide incentive for key employees, officers, consultants and directors to promote our success, and to enhance our ability to attract and retain the services of such persons. The majority of all options granted under the 1992 Stock Option Plan are intended to qualify as "incentive stock options" under Section 422 of the Code.

   The 1992 Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to determine exercise prices applicable to the options, the eligible officers, directors, consultants or employees to whom options may be granted, the number of shares of our common stock subject to each option and the extent to which options may be exercisable.

                      RATIFICATION OF ARTHUR ANDERSEN LLP

   The selection of our independent public accountants for 1999 is not required to be submitted to the vote of the stockholders, but the Audit Committee believes the stockholders should have the opportunity to ratify the Audit Committee's selection of Arthur Andersen LLP. Arthur Andersen LLP has served as our independent auditors for the seven years ended December 31, 1998. A representative of Arthur Andersen LLP will be present at our Meeting and will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

   The affirmative vote of a majority of the shares of our outstanding common stock represented in person or by proxy at the Meeting is necessary for ratification of the appointment of Arthur Andersen LLP as our independent public accountants. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no effect.

   The Board of Directors recommends that the stockholders vote FOR the appointment of Arthur Andersen LLP as our independent public accountants for the year ended December 31, 1999.

                            PRINCIPAL STOCKHOLDERS

   The following table sets forth the number of shares of our common stock as of February 15, 1999, owned by the only known holders of more than 5% of our outstanding common stock.

                                                      Number of
                                                        Shares    Percentage of
                                                     Beneficially Common Stock
               Name of Beneficial Owner                Owned (1)   Outstanding
               ------------------------              ------------ -------------
   Technology Crossover Management, L.L.C. (2).....   1,710,934       15.6%
   Joseph S. McCall (3)............................     999,713        9.1
   Greylock Limited Partnership (4)................     986,381        9.0
   NationsBank Corporation (5).....................     925,201        8.5
   HarbourVest Partners IV -- Direct Fund L.P.
    (6)............................................     870,155        7.9
   Sutter Hill Ventures, a California Limited
    Partnership (7)................................     741,805        6.8
   Highland Capital Partners II Limited Partnership
    (8)............................................     594,683        5.4
   HumWin Venture Partners III, L.P. (9)...........     590,119        5.4

--------
(1) Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise indicated, each beneficial owner named in the table has sole voting and investment power with respect to the shares set forth opposite such beneficial owner's name.
(2) Includes (i) 74,866 shares of common stock owned by Technology Crossover Ventures II, L.P.; (ii) 647,675 shares of common stock owned by Technology Crossover Ventures I, L.P. ("TCVLP"); (iii) 51,292 shares of common stock owned by Technology Crossover Ventures, C.V. ("TCVCV"); (iv) 57,558 shares of common stock owned by Technology Crossover Ventures (Q), L.P.; (v) 10,215 shares of common stock owned by Technology Crossover Ventures II Strategic Partners, L.P.; (vi) 11,430 shares of common stock owned by Technology Crossover Ventures II, C.V.; (vii) 2,431 shares of common stock owned by Technology Crossover Ventures II, V.O.F.; (viii) 156,500 shares of common stock owned by Technology Crossover Management II, L.L.C., and
    (ix) 698,967 shares of common stock owned by Technology Crossover Management, L.L.C. Technology Crossover Management, L.L.C. is the sole general partner of TCVLP and the sole investment general partner of TCVCV. The managing members of Technology Crossover Management, L.L.C. are Jay C. Hoag and Richard H. Kimball. Technology Crossover Ventures' address is 575 High Street, Suite 400, Palo Alto, California 94301. Information with respect to Technology Crossover Management, L.L.C. is provided in reliance upon information included in an amendment to Schedule 13G dated June 17, 1998, filed with the SEC on February 3, 1999.
(3) Includes 45,000 shares of common stock held in trust. As the sole manager, Mr. McCall is also deemed to be the beneficial owner of Technology Ventures LLC, which owns 628,950 shares of our common stock.
(4) Mr. Kaiser, one of our directors, has voting control over our securities held by Greylock Limited Partnership. The managing partners of Greylock Limited Partnership are Robert P. Henderson and Henry McCance. Greylock Limited Partnership's address is One Federal Street, Boston, Massachusetts 02110.
(5) Consists of 312,501 shares owned by MS Spitfire LLC, 312,501 shares owned by Spitfire Capital Partners LP and 393,001 shares owned by NationsBanc Montgomery Securities LLC. Information with respect to NationsBank Corporation ("NationsBank") is provided in reliance upon information included in a Schedule 13G dated September 10, 1998, filed with the SEC by NationsBank. NationsBank's address is 101 South Tryon Street, NationsBank Plaza, Charlotte, North Carolina 28255.
(6) Includes 43,507 shares of common stock owned by Falcon Ventures II, L.P. ("Falcon"). Falcon is an affiliate of HarbourVest Partners IV Direct Fund L.P. ("HarbourVest"). Both Falcon and HarbourVest are beneficially owned by Edward W. Kane, D. Brooks Zug, George R. Anson, Kevin Delbridge, William A. Johnston, Frederick C. Maynard, Ofer Nemirovsky and Robert M. Wadsworth. HarbourVest's address is One Financial Center, Boston, Massachusetts 02111. Information with respect to HarbourVest is provided on reliance upon information included in a Schedule 13G dated December 31, 1998, filed with the SEC on February 3, 1999.

(7) Includes (i) 498,474 shares of common stock owned by Sutter Hill Ventures, a California Limited Partnership ("Sutter Hill"); (ii) 46,412 shares of common stock held by TOW Partners, a California Limited Partnership; (iii) 196,919 shares of common stock held of record for other individuals or entities affiliated with Sutter Hill and (iv) 21,810 shares owned by Mr. Coxe, a member of our Board of Directors, who is a Managing Director of the General Partner of Sutter Hill and shares voting and investment power with respect to the shares of common stock held by Sutter Hill. Sutter Hill's address is 755 Page Mill Road, Suite A-200, Palo Alto, California 94304-1005. Information with respect to Sutter Hill is provided in reliance upon information included in a Schedule 13G dated December 31, 1998 filed with the SEC on February 9, 1999.
(8) Includes 594,683 shares of common stock owned by Highland Capital Partners II Limited Partnership ("Highland Capital"). The general partner of Highland Capital is Highland Management Partners II. The general partners of Highland Management Partners II are Robert F. Higgins, Paul A. Maeder, Daniel J. Nova and Wycliff K. Grousbeck. Highland Capital's address is One International Place, Boston, Massachusetts 02110. Information with respect to Highland Capital is provided on reliance upon information included in a
    Schedule 13G dated December 31, 1998, filed on February 11, 1999.
(9) Includes 29,506 shares owned by HumWin Tech. Fund III, L.P. HumWin Venture Partners, L.P.'s address is Two South Park, San Francisco, California 94107.

                 SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of our outstanding common stock, to file with the SEC reports of changes in ownership of our common stock held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish us with copies of all forms they file under this section. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during 1998, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were complied with other than David A. Spicer, Vice President, Research and Development, who inadvertently did not timely file his initial beneficial ownership report on Form 3 upon his employment with us in August 1998.

   Although it is not our obligation to make filings pursuant to Section 16 of the Exchange Act, we have adopted a policy requiring all Section 16 reporting persons to report monthly to our Corporate Secretary regarding whether any transactions in our common stock occurred during the previous month.

                              GENERAL INFORMATION

Stockholder Proposals for 2000 Annual Meeting

   In order to be considered for inclusion in the Proxy Statement and Form of Proxy to be used in connection with our 2000 Annual Meeting of Stockholders, stockholder proposals must be received by our Secretary no later than December 25, 1999.

   Our bylaws contain procedures that stockholders must follow in order to present business at an annual meeting of stockholders. A stockholder may obtain a copy of these procedures from our Secretary. In addition to other applicable requirements, for business to be properly brought before the 2000 Annual Meeting, a stockholder must have given timely notice of the matter to be presented at the meeting in a proper written form to our Secretary. To be timely, the Secretary must receive the notice at our principal offices not less than 60 nor more than 90 days prior to the anniversary date of the Meeting. In the case where an annual meeting is called for a date that is not within 30 days before or after the anniversary date of the immediately preceeding annual meeting of stockholders, or in the case of a special meeting of stockholders, the Secretary must receive notice not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs.

Financial Information

   Detailed financial information regarding Clarus is included in our 1998 Annual Report that is being mailed to our stockholders together with this Proxy Statement.

Form 10-K

   Our Annual Report on Form 10-K for the fiscal year ended December 31,1998, which was filed with the SEC, is available to stockholders who make written request therefor to Clarus at 3970 Johns Creek Court, Suwanee, Georgia 30024,
Attention: Investor Relations. Copies of exhibits and documents filed with that report or referenced therein will be furnished to stockholders of record upon request. All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the date of the Meeting will be deemed to be incorporated by reference.

Solicitations of Proxies

   The cost of soliciting proxies will be paid by us. This solicitation is being made by mail, but may also be made by telephone or in person by our officers and employees. We will reimburse brokerage firms, nominees, custodians, and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners.

                                  APPENDIX A

                       1999 DECLARATION OF AMENDMENT TO
                              CLARUS CORPORATION
                           1998 STOCK INCENTIVE PLAN

   THIS DECLARATION OF AMENDMENT is made on this 11th day of March, 1999, by Clarus Corporation (the "Company"), a corporation duly organized and existing under the laws of the State of Delaware.

                             W I T N E S S E T H :

   WHEREAS, the Company maintains the Clarus Corporation 1998 Stock Incentive Plan (the "Plan"); and

   WHEREAS, the purpose of the Plan is to encourage selected individuals in the service of the Company to increase their ownership of the common stock of the Company (the "Common Stock") and thereby to enhance the efficiency, soundness, profitability and stockholder value of the Company; and

   WHEREAS, the Plan as adopted authorizes the issuance and sale of up to 1,000,000 shares; and

   WHEREAS, the Company desires to amend the Plan to increase the number of shares of Common Stock that may be issued and sold pursuant to the Plan from 1,000,000 shares to 1,500,000 shares;

   NOW, THEREFORE, the Plan is hereby amended, as follows:

   1.  By deleting Section 4(a) of the Plan and inserting the following
Section 4(a) in lieu thereof:

                "The number of shares of Common Stock that may be issued pursuant to Awards shall be 1,500,000 shares of authorized but unissued shares or treasury shares of the Company, subject to adjustments and increases as provided in this Section 4."

   Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Declaration of Amendment.

   IN WITNESS WHEREOF, the Company has caused this Declaration of Amendment to be executed on the day and year first above written.

                                           CLARUS CORPORATION

                                           /s/ Stephen P. Jeffery
                                           --------------------------
                                           Stephen P. Jeffery,
                                           President and Chief Executive
                                        Officer

ATTEST:

/s/ Arthur G. Walsh, Jr.
_____________________
Arthur G. Walsh, Jr., Secretary

[CORPORATE SEAL]

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                             FOLD AND DETACH HERE

                                     PROXY

            For 1999 Clarus Corporation Annual Stockholders' Meeting

  The undersigned holder of shares of Common Stock of Clarus hereby constitutes and appoints Stephen P. Jeffery and William A. Fielder III or either of them, the lawful attorneys and proxies of the undersigned, each with full power and substitution, for and on behalf of the undersigned, to vote as specified all the shares of Clarus common stock held of record by the undersigned on April 9, 1999 at the Annual Meeting of Stockholders of Clarus to be held on Thursday, May 27, 1999 at 9:00 a.m. at the Atlanta Athletic Club, 123 Bobby Jones Drive, Duluth, Georgia 30097, and at any adjournments or postponements thereof (the "Meeting").

  This proxy is solicited on behalf of the Board of Directors of Clarus. This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees for director listed below and all the other proposals.

1. ELECTION OF CLASS I DIRECTORS
   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below)

   [_] FOR all nominees         Norman N. Behar       [_] WITHHOLD authority to
       listed to the right      Mark A. Johnson           vote for all nominees
       (except as marked to     William S. Kaiser
       the contrary)

2. AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN TO INCREASE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER TO 1,500,000 SHARES

   FOR [_]     AGAINST [_]     ABSTAIN [_]

3. RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF CLARUS CORPORATION FOR THE YEAR ENDING DECEMBER 31, 1999

   FOR [_]     AGAINST [_]     ABSTAIN [_]

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                             FOLD AND DETACH HERE

In their discretion, the proxies are authorized to vote on such other business as may properly come before the Meeting or adjournment(s), including adjourning the Meeting to permit, if necessary, further solicitation of proxies. This proxy may be revoked at any time prior to voting hereof.

This proxy, when properly executed, duly returned and not revoked will be voted. It will be voted in accordance with the directions given by the undersigned stockholder. If no direction is made, it will be voted in favor of the election of nominees for director listed above and the other proposals listed on this proxy.

                                                Dated: _____________, 1999

                                                --------------------------
                                                       Signature(s)

                                                --------------------------
                                                       Signature(s)

                                                NOTE: Joint owners should
                                                each sign. When signing
                                                as attorney, executor,
                                                administrator, trustee or
                                                guardian, please give
                                                full title as such. If
                                                the signatory is a
                                                corporation, sign the
                                                full corporate name by a
                                                duly authorized officer.